UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): February 25, 2004



                         CURATIVE HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)


           Minnesota                   000-50371               51-0467366
(State or other jurisdiction of       (Commission           (I.R.S. Employer
 incorporation or organization)       File Number)          Identification No.)


                                150 Motor Parkway
                         Hauppauge, New York 11788-5145
                    (Address of principal executive offices)


                                 (631) 232-7000
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report.)



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Item 5.  Other Events and Regulation FD Disclosure

On February 25, 2004, Curative Health Services, Inc., issued a press release announcing that it has entered into a definitive agreement to acquire the capital stock of Critical Care Systems, Inc. ("CCS") for a total consideration of approximately $150 million in cash. Critical Care Systems is a leading national provider of specialty infusion pharmaceuticals and comprehensive clinical services. CCS focuses on delivering four principal therapies: hemophilia clotting factor, intravenous immune globulin (IVIG), Total Parenteral Nutrition (TPN) and anti-infective therapies. These core therapies represent the essential components of Specialty Infusion as distinct from Home Infusion and account for approximately 75% of CCS' revenues. The transaction is expected to close early in the second quarter of 2004.

The combination is expected to deliver a number of strategic benefits to both companies including:

o Establishing a leader in specialty infusion pharmaceuticals to the home with core strengths in Hemophilia, IVIG, Synagis, Antibiotics and TPN.

o Creating an organization with a network of 38 pharmacies in 23 states through which to drive growth in the related core disease states that require a local clinical presence.

o Leveraging the approximately 450 payor contracts already serviced by the combined company.

o Creating a unique therapy offering that is mission critical as well as demonstrably cost-effective for payors creating a competitive advantage in contracting and pull-through.

o Adding exceptional clinical backbone and expertise highlighted by CCS' JCAHO accreditation.

o Creating operating leverage by generating economies of scale through the elimination of certain redundant G&A categories.

Curative expects to fund the purchase price, repayment of certain existing indebtedness of CCS and related fees and expenses with $165 million of senior unsecured notes to be issued through a private placement. Curative has received a $165 million financing commitment from UBS Loan Finance LLC which will be used in the event the notes are not issued. In addition, GE Healthcare Financial Services has committed to a $60 million senior secured credit facility to support the acquisition and Curative's future working capital needs. The commitments are subject to customary conditions. The transaction will be subject to approval by applicable governmental regulatory agencies. UBS Investment Bank acted as financial advisor to Curative for the transaction.

"We believe this combination is an excellent strategic fit, allowing us to build rapid scale as a national leader in the important specialty infusion and homecare market," said Joseph Feshbach, Curative's Chairman and Chief Executive Officer. "Critical Care Systems already distributes some of our most important therapy lines as well as several complementary products. The combined organization will possess a broad and unique service offering, a local presence, greater efficiencies and value-added services, providing the opportunity for significant associated cost containment for payors and clients."

"We remain committed to our community service model in Hemophilia and see revenue upside as our CSSR network teams with local branches in providing the highest quality homecare for the Hemophilia consumer and leveraging the numerous existing contracts held by CCS."

Christopher J. York, Chief Executive Officer of CCS, stated, "With the closing of this transaction, the Curative-CCS combination will form a powerful force in the Specialty Infusion business. The combined breadth and scope of high-quality clinical service and managed care contracting capability will put the combined entity in a market leading position."

Concurrent with the closing of the acquisition, Mr. Paul F. McConnell, President, Chief Operating Officer, and co-founder of CCS will assume the role of President and Chief Operating Officer of Curative Health Services. Mr. William Tella, President of the Specialty Pharmacy Services Business Unit, has agreed to remain on board to support the integration efforts, after which time he will pursue other business endeavors.

Mr. McConnell commented, "Moving forward, we envision advancing the local CCS branch model at an accelerated pace, including the conversion of a number of existing Curative satellite pharmacies to full-service branches. We also see the potential for synergies between Curative's expansive wound care management network and Critical Care Systems' focus on the management of chronic infections through its provision of anti-infective therapies."

"Additionally, we believe that significant geographic expansion potential exists for Specialty Infusion branches and the current competitive climate is particularly favorable for this therapy offering. Most importantly, we share the same commitment for providing the highest standards in personalized care to those we serve."

Details of the transaction were discussed in greater detail on Curative's fourth quarter and full-year 2003 financial results conference call held on Wednesday, February 25, 2004.

The notes proposed to be issued by Curative to finance its acquisition of CCS have not been registered under the Securities Act of 1933, as amended, or securities laws of any state or other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The press release shall not constitute an offer to sell or the solicitation of any offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.


1.  Transaction Q&A


Q:  What is Critical Care Systems' business?
A: Critical Care Systems is a leading national provider of specialty infusion pharmaceuticals and comprehensive clinical services. CCS' strategy is based upon the successful operation of community-based branches that respond to local market needs, with support from regional and corporate resources. CCS focuses on its four core infusion therapies including Anti-infective Therapy, Total Parenteral Nutrition, Hemophilia Factor Products and immunoglobulin (IVIG), which account for approximately 75% of the Company's net revenue. In order to accommodate certain referral sources, however, the typical branch offers a total of 15-20 therapies delivered intravenously or via injection to patients in their homes.

Q: How does Critical Care Systems' business fit with Curative's existing Specialty Pharmacy Services business?

A: CCS' business includes the distribution of Clotting Factor Products and IVIG. The transaction increases Curative's presence in these existing therapies creating immediate scale to compete more effectively in these areas, while maintaining each company's focus on the high-touch, high service level segment. The transaction will also add key complementary new therapy lines, including Total Parenteral Nutrition and Anti-infective Therapy. The ability to service the wider array of disorders/disease states creates an untapped opportunity to better utilize each company's key assets. For example; Curative will gain the ability to provide its existing product lines under payor contracts already serviced by Critical Care Systems. At present, Critical Care Systems has approximately 150 payor contracts, primarily managed care. The high service component of these four key therapies also differentiates us from competitors in the higher volume, lower margin specialty injectables area. Additionally, the fit provides greater payor diversity given the complementary balance among government and private payors, thereby reducing overall payor concentration.

Q:  What is Total Parenteral Nutrition (TPN)?
A: TPN is a solution that contains one or more of the following: amino acids, dextrose, fatty acids, electrolytes, trace elements, minerals and vitamins. Accordingly, TPN is mixed for each patient specifically and requires a high degree of pharmacy manipulation. Patients requiring these life-sustaining nutrients suffer from conditions such as inflammatory bowel disease, short bowel syndrome, pancreatitis or other gastrointestinal illnesses that prohibit oral digestion. TPN therapy is also utilized to augment the nutritional status of patients with cancer, hyperemesis and eating disorders. Accordingly, certain patients require TPN for life, while others may only need short-term therapy.

Q:  What is Anti-infective Therapy?
A: Anti-infective therapy involves the infusion of anti-infective (antibiotic, antifungal and antiviral) medications for the treatment of a variety of infectious episodes, such as osteomyelitis (bone infections), bacterial endocarditis (infection of the heart valves), wound infections, infections associated with HIV/AIDS, cancer, post-transplant treatment protocols and infections of the kidneys and urinary tract. Anti-infective drugs are more effective when infused directly into the patient's blood as compared to oral formulation. A vast majority of CCS' patients have recently been discharged from a hospital and require daily treatment for an average of 24 days. A CCS or contracted nurse will visit the patient's home five times on average to educate, train and monitor the patient.

Q:  How long has Critical Care Systems been in business?
A: Critical Care Systems was founded in 1991. In the past several years, CCS has grown steadily by successfully opening new branches across the United States. In December 2000, Thoma Cressey Equity Partners, a leading private equity investor, completed a recapitalization of CCS and has held a significant interest in CCS since that time.

Q:  How does Critical Care Systems provide its services?
A: CCS operates an integrated network of company-owned, community-based pharmacy branches that respond to local market needs, with support from regional and corporate resources. CCS employs more than 600 professionals, including nurses, pharmacists, reimbursement and support staff, skilled in the provision of specialty pharmacy services and home infusion therapies. Each local team works collectively to meet the needs of its patients by building and maintaining long-term relationships with physicians, hospitals and payors. CCS requires each of its branch locations to be JCAHO-accredited. Newly opened branches have provisional accreditation prior to their JCAHO survey.

Q:  What is the Critical Care Systems' service area?
A: At present, Critical Care Systems has 28 branch locations in both major metropolitan areas and secondary markets in 17 states throughout the Northeast, Midwest, South and West regions of the United States.

Q:  Who will comprise the management team of the combined organization?
A: Joseph Feshbach will continue to serve as Curative's Chairman and Chief Executive Officer. John Prior will continue his role as President of SHS. Concurrent with the closing of the acquisition, Mr. Paul F. McConnell, President and Chief Operating Officer of CCS will assume the role of President and Chief Operating Officer of Curative Health Services. Mr. William Tella, President of the Specialty Pharmacy Services Business Unit, has agreed to remain on board to support the integration efforts, after which time he will pursue other business endeavors. The rest of the Curative executive team will remain intact. Additional key CCS management team members will be retained under the terms of separately executed employment agreements. The combined leadership strength between the two organizations is a significant asset in this acquisition.

Q:  What is Critical Care Systems' current employee headcount?
A:  Critical Care Systems has approximately 700 employees.


About Curative Health Services

Curative Health Services, Inc., through its two business units, Specialty Pharmacy Services and Specialty Healthcare Services, seeks to deliver high-quality results and exceptional patient satisfaction for patients experiencing serious or chronic medical conditions.

Curative's Specialty Pharmacy Services business unit provides services to help patients manage the health care process, and offers related pharmacy products to patients for chronic and critical disease states including Hemophilia, Immune System Disorders, Respiratory Syncytial Virus (RSV), Multiple Sclerosis, Rheumatoid Arthritis and Cancer.

Curative's Specialty Healthcare Services ("SHS") business unit is an industry leader in chronic wound care management. SHS provides a broad continuum of services to health care providers through a nationwide network. This national network of hospital-based Wound Care Center(R) programs has offered comprehensive treatment to over 375,000 patients.

About Critical Care Systems

Nashua, New Hampshire-based Critical Care Systems (CCS) is a leading national provider of specialty infusion pharmaceuticals and comprehensive clinical services. CCS provides a full range of infusion therapies, parenteral nutrition support and bio-pharmaceutical products delivered intravenously to patients in their homes by an experienced clinical team of professionals. Positioned to meet the needs of local medical communities in the markets it serves, CCS continues to expand upon the 28 branches it currently operates by opening new locations in key geographic markets.


For more information about Curative Health Services, visit www.curative.com. Additional information about Critical Care Systems is available at www.criticalcaresystems.com.


The press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Factors that might cause such differences include, but are not limited to, risks associated with our pending acquisition of Critical Care Systems including, but not limited to, receipt of regulatory approvals required for the transaction, completion of financing and other associated conditions, uncertain market conditions that the proposed bond offering and expansion of the Company's credit facility are subject to, integration risks and costs, risks of client retention, risks associated with the operations of the acquired business, as well as risks in our current businesses such as the termination or non-renewal of a material number of contracts, an inability to obtain new contracts, changes in the government regulations relating to the Company's Specialty Pharmacy Services or Specialty Healthcare Services business units, changes in the regulations governing third party reimbursements for the Company's services, manufacturing shortages of products sold by Curative's Specialty Pharmacy Services business unit, and the other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. Readers of this release are referred to the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, for further discussion of these and other factors that could affect future results.


Item 7.  Financial Statements and Exhibits

         (a)   Financial Statements of Business Acquired

               Not required.

         (b)   Pro Forma Financial Information

               Not required.

         (c)   Exhibit

               None.




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Signature

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                         CURATIVE HEALTH SERVICES, INC.


Date:  March 9, 2004            By:  /s/ Thomas Axmacher
                                     ---------------------------
                                         Thomas Axmacher
                                         Chief Financial Officer